Exhibit 10.12


                              AMENDED AND RESTATED
                          INVESTOR RELATIONS AGREEMENT

         This Amended and Restated Investor Relations Agreement is made as of this __ day of August, 2004, by and between Health Systems Solutions, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Nevada, having its principal place of business at 405 N. Reo Street, Suite 300, Tampa, Florida 33609 and American Capital Ventures, Inc. (the "Consultant"), a corporation duly organized and existing under the laws of the State of Florida, with offices at 2875 N.E. 191st Street, Suite 512, Aventura, Florida 33180, and amends and restates in its entirety the Investor Relations Agreement dated as of July 1, 2004.

         WHEREAS, the Company is a public company engaged in developing software solutions for companies in the healthcare industry;

         WHEREAS, the Consultant is experienced in providing investor relations advice to publicly-traded companies; and

         WHEREAS, the Company wishes to retain the services of the Consultant on a non-exclusive basis on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing preliminary statements are true and further agree as follows:

         1. The Company hereby retains the services of the Consultant for a period of eighteen months (the "Initial Term"), which shall automatically be renewed for successive one-year terms (the "Successive Terms"). Following the expiration of the Initial Term, either party may terminate any Successive Term upon fifteen (15) days written notice. The cancellation and termination of this Agreement shall not impact the rights of the parties as set forth in any other agreements the Consultant and the Company have executed or may execute in the future, said agreements shall remain in full force and effect.

         2. In exchange for the Consulting Services (as that term is defined below) rendered during the Initial Term, the Consultant shall receive a fee of $12,000 per month payable on the 1st day of every month commencing on July 1, 2004. The Consultant shall also be reimbursed actual reasonable travel and other out of pocket expenses which will be billed in arrears and are due and payable within thirty (30) days of the Company's receipt of the subject bill(s). The Consultant shall also receive a fee of 225,000 shares of common stock of the Company. Certificates for such shares will be delivered to Consultant as follows: 50,000 shares within fourteen days of the date hereof, 10,000 per month for the months of August 2004 through December 2005 and 5,000 shares on January 2006. In the event that this Agreement is terminated prior to the end of the initial Term, the Company shall be under no obligation to deliver any certificates not delivered to the Consultant prior to the date of notice of termination. The Company and the Consultant agree that the value of the 225,000 shares as of the date of this Agreement is an aggregate of $2,250.00.

         3. The Company agrees to include the underlying common stock issued pursuant to this Agreement in connection with a Registration Statement on Form SB-2 it filed on or about July 9, 2004 (the "SB-2 Registration Statement"). The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such registration statement(s). The Company will use commercially reasonable efforts to keep such registration statement current for nine (9) months.

         4. The Consultant shall utilize its best efforts to provide the following services to the Company: (a) assist the Company in making presentations to interested brokerage firms, hedge funds and institutional investors that buy and follow health care related and technology stocks, (b) assist and facilitate the Company's initial listing application to trade its shares of common stock on the American Stock Exchange ("AMEX") or Nasdaq National Market System or SmallCap Market ("Nasdaq"), and introduce the Company to one or more qualified specialists on the AMEX trading floor or market markers in connection with Nasdaq trading, (c) coordinate meetings with analysts to

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cover the Company's stock and help disseminate the Company's investment profile to these analysts, as well as brokerage firms, hedge fund managers and institutional investors through a variety of electronic and manual sources, (d) a review of public relations and marketing materials that have been, or may be, distributed to the U.S. financial community and make appropriate suggestions as to how these materials can or should be changed, (e) advise the Company on symposium presentations, as well as investor conferences, (f) assist the Company through Consultant's existing and future relationships in areas relating to future financings, mergers, acquisitions and potential buyouts; the parties agree that any such transaction will be subject to a separate fee agreement between the parties and limited to transactions generated by the Consultant, excluding any transactions generated by other parties for which the Consultant will not be entitled to compensation, (g) at the appropriate time, have the Company deliver presentations to the staff of the Consultant, as well as the offices of other brokerage firms with whom the Consultant maintains a relationship, and (h) through media contacts, attempt to initiate interviews for the Company on news shows such as CNBC, CNN and Bloomberg. The services referred to in this paragraph shall be known as the "Consulting Services." In connection with the provision of the Consulting Services, the Consultant shall make available to the Company the personal services of Howard Gostfrand.

         5. The Consultant shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude the Consultant, or any officer, director, agent, assistant, affiliate or employee of the Consultant from engaging in any activity whatsoever, including, without limitation receiving compensation for managing investments, or acting as an advisor, broker or dealer to, or participate in, any corporation, partnership, trust or other business entity or from receiving compensation or profit therefore. The Consultant shall have no obligation to present any business combination to the Company and shall incur no liability for its failure to do so.

         6. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the gross negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

         7. The Company may terminate Consultant at any time upon 30 days' prior written notice. In the event of such termination, the Company shall have no further obligation to make any payments to, or bestow any benefits on, Consultant from and after the date of termination, other than payments or benefits accrued by Consultant through the date of termination. Notwithstanding the foregoing, the Company may terminate this Agreement immediately in the event that at any time during the term hereof Howard Gostfrand is no longer a full-time employee of the Consultant; it being understood that the foregoing shall not prevent Howard Gostfrand from having other business interests.

         8. The Company and the Consultant (along with their respective affiliates, successors and assigns, officers, directors, partners, members, managers, stockholders, employees and agents thereof), as the case may be, shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the "Indemnified Party") from and against any and all claims, losses, liabilities, judgment, award, fine, penalty, sanction, cost and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, accountants and other advisors (collectively, "Damages"), arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, by the party against whom indemnification is sought (the "Indemnifying Party"). The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim for indemnification, specifying in reasonable detail the factual and legal bases of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the Damages arising therefrom.

                  Upon the receipt of a claim notice involving the assertion of liability, or the commencement of any action, suit or proceeding, by a person other than an Indemnifying Party or an Indemnified Party (such person, a "Third Party" and such claim, a "Third Party Claim"), the Indemnifying Party shall have the option to assume the defense and control of such Third Party Claim. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim, action or proceeding within a reasonable time, but in no event more than fifteen days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived its right to contest and defend against any claim of the Indemnified Party for indemnification hereunder based upon or arising out of such claim, action or proceeding.

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                  If the Indemnifying Party assumes the defense of any such
Third Party Claim, the obligation of the Indemnifying Party as to such Third Party Claim shall be limited to taking all steps necessary in the defense or settlement thereof; provided, however, that the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Parties and shall at all times diligently and promptly pursue the resolution of such Third Party Claim. If the Indemnifying Party is held to be liable for indemnification hereunder, the Indemnifying Party will pay all Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with such Third Party Claim. The Indemnified Party may participate, at its expense, in the defense of such Third Party Claim provided that the Indemnifying Party shall direct and control the defense of such Third Party Claim. The Indemnified Party agrees to cooperate and make available to the Indemnified Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such Third Party Claim, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any non-cash settlement without the prior consent of the Indemnified Party.

                  If the Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend against such Third Party Claim in such manner as it may deem appropriate. The Indemnifying Party agrees to cooperate and make available to the Indemnified Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. If the Indemnifying Party, within ten days after notice shall have been given to it by the Indemnified Party of the latter's intention to effect a settlement of any such Third Party Claim, which notice shall describe with particularity the terms of any such proposed settlement, shall not deposit with an escrow mutually satisfactory to the Indemnified Party and the Indemnifying Party a sum equivalent to the total amount demanded in such Third Party Claim or deliver to the Indemnified Party a surety bond or an irrevocable letter of credit for such sum in form and substance reasonably satisfactory to the Indemnified Party, then the Indemnified Party may settle such Third Party Claim on the terms detailed in its notice to the Indemnifying Party, and the Indemnifying Party shall be deemed to have agreed to the terms of such settlement and shall not thereafter in any proceeding by the Indemnified Party for indemnification question the propriety of such settlement. Notwithstanding the foregoing, the Indemnified Party shall not, in the defense of such Third Party Claim, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior consent of the Indemnifying Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnifying Party of a release from all liability in respect of such Third Party Claim. In defending any Third Party Claim, the Indemnified Party shall select counsel, contractors and consultants of recognized standing and competence and shall at all times diligently and promptly pursue the resolution of such Third Party Claim.

                  The Indemnifying Parties shall also be liable for the reasonable fees and expenses of counsel incurred by each Indemnified Party in defending any Third Party Claim if (i) such Third Party Claim, if successful, is likely to result in a judgment, decree or order of injunction or other equitable relief or relief for other than money Damages against such Indemnified Party; or
(ii) the Indemnified Party reasonably concludes that the Indemnifying Parties and such Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim.

                  In the event any claim notice that does not involve a Third Party Claim, if the Indemnifying Party does not notify the Indemnified Party within thirty (30) calendar days following its receipt of such Claim Notice that the Indemnifying Party disputes the matters set forth in the Claim Notice, or the amount thereof, the claim specified by the Indemnified Party in such Claim Notice shall be conclusively deemed a liability of the Indemnifying Party hereunder, and the Indemnifying Party shall pay or cause to be paid the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. If the Indemnifying Party has timely disputed the liability of the Indemnifying Parties with respect to such claim as provided above, or the amount thereof, the Indemnifying Party and the Indemnified Party shall resolve such dispute in accordance with Section 15, below.

         9. This Agreement shall be binding upon the Company and the Consultant and their respective successors and assigns. This Agreement may not be assigned by the Consultant, without the Company's consent.

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         10. Consultant acknowledges that as a result of its engagement with the
Company, Consultant will acquire knowledge of and may make use of certain information which is of a special and unique nature which may include, but is not limited to, such information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business and any other information disclosed to Consultant or known by Consultant as a consequence of or through its engagement by the Company prior to or after the date hereof, and not generally known, about the Company (collectively, the "Confidential Information"). Consultant agrees to keep in strict secrecy and confidence any and all Confidential Information of which Consultant knows of or to which Consultant has access that has not been publicly disclosed and is not a matter of common knowledge with respect to the Company. Consultant will not, without the Company's prior written consent, disclose any such Confidential Information to any third person or entity. The terms and conditions of this Agreement shall be deemed Confidential Information.

         11. The relationship between Company and Consultant shall be solely as independent contractor and neither party shall be deemed a joint venturer, partner agent, representative or employee of the other. Nothing contained in this Agreement shall constitute any form of employment agreement between Consultant and the Company. Consultant further acknowledges and agrees that Consultant is an independent contractor and not an agent, representative or employee of Company and that Consultant is not entitled to any benefits, insurance, salary, commission, incentives, or other compensation, other than as expressly set forth herein. Consultant is solely responsible for securing, at its sole cost, Workers' Compensation insurance, disability benefits insurance and any other insurance as may be required by law.

         12. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

         13. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

         14. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

         15. This Agreement shall be governed by the laws of the State of Florida. All claims or disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement shall be referred to final and binding arbitration, before a panel of three arbitrators, under the commercial arbitration rules of the American Arbitration Association (the "AAA") in Miami-Dade County, Florida. Each party shall appoint an arbitrator and the third arbitrator shall be selected by the two appointed arbitrators within twenty days, following the receipt of written notice of arbitration, as prescribed by the AAA. In the event that both appointed arbitrators are unable to select the third arbitrator within a period twenty days, the AAA shall be permitted to submit an appointment. The arbitrators' award shall be in writing, made by a majority thereof, and include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrators shall be final, binding and conclusive upon the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns. The expenses of the arbitration shall be borne by the losing party or in such proportion as the arbitrators shall decide. The successful party shall recover as expenses and costs all reasonable attorney's fees incurred by it in connection with the arbitration proceeding or any appeals from the proceeding. All information, documents and other communications delivered, made or exchanged between the parties and their representatives in connection with any arbitration proceeding shall be deemed Confidential Information and subject to the provisions of
Section 10, above

         16. This Agreement contains the entire agreement between the parties with respect to the services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties, including without limitation the version of this agreement executed by the parties on or about July __, 2004.

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         IN WITNESS WHEREOF, the Company and the Consultant have caused this
Agreement to be signed by their duly authorized representatives as of the day and year first above written.

                                                 HEALTH SYSTEMS SOLUTIONS INC.


                                                 By:/s/ Brian Milvain
                                                    ----------------------------
                                                 Name:  Brian M. Milvain
                                                 Title: Chief Executive Officer


                                                 AMERICAN CAPITAL VENTURES, INC.


                                                 By:/s/ Howard Gostfrand
                                                    ----------------------------
                                                 Name:  Howard Gostfrand
                                                 Title: President


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